                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

Check the appropriate box:
[ ]      Preliminary proxy statement.                             [ ]    Confidential, for use of the
[X]      Definitive proxy statement.                                     Commission only (as permitted
[ ]      Definitive additional materials.                                by Rule 14a-6(e)(2)).
[ ]      Soliciting material under Rule 14a-11(c) or Rule 14a-12.

                                Multex.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):


[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-(6)(i) (1) and 0-11.
         (1)      Title of each class of securities to which transaction applies.

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

                  --------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)       Amount Previously Paid:

                  --------------------------------------------------------------
        (2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
        (3)       Filing Party:

                  --------------------------------------------------------------
        (4)       Date Filed:

                  --------------------------------------------------------------









                                [Multex.com logo]

April 30, 2001

Dear Multex.com Stockholder:

         On behalf of the Board of Directors of Multex.com, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Wednesday, June 13, 2001 at 10:00 A.M. (New York City time) at our offices at
100 William Street, 7th Floor, New York, New York 10038.

         The purposes of this meeting are to elect two directors, ratify the appointment of Ernst & Young LLP as independent public accountants and act upon such other matters as may properly come before the Annual Meeting. You will find attached a Notice of Annual Meeting and a Proxy Statement that contain more information about these proposals.

         You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual
Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual
Meeting.

                                          Sincerely,

                                          ISAAK KARAEV

                                          Chairman of the Board,
                                          Chief Executive Officer and President







                                MULTEX.COM, INC.
                          100 William Street, 7th Floor
                            New York, New York 10038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the
"Annual Meeting") of Multex.com, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices, 100 William Street, 7th Floor, New York,
New York, 10038 on June 13, 2001 at 10:00 A.M. (New York City time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

          (1)  To elect two Class II directors to serve until the 2004 Annual
               Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

          (2) To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending
               December 31, 2001; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on April 24, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

         All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.
Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

         The Proxy Statement and the accompanying Proxy Card are being mailed beginning on or about May 7, 2001 to stockholders entitled to vote. The
Company's 2000 Annual Report to Stockholders is being mailed with the Proxy
Statement.

                                             By Order of the Board of Directors

                                             CURTIS CARMACK
                                             General Counsel and Secretary

New York, New York
April 30, 2001

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU
OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE
THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED
ENVELOPE.







                                MULTEX.COM, INC.
                          100 William Street, 7th Floor
                            New York, New York 10038

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 2001

General

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Multex.com, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June
13, 2001. The Annual Meeting will be held at 10:00 A.M. (New York City time) at the Company's offices, 100 William Street, 7th Floor, New York, New York 10038.
These proxy solicitation materials were mailed on or about May 7, 2001 to all stockholders entitled to vote at the Annual Meeting.

Voting

         The specific proposals to be considered and acted upon at the Annual
Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 24, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual
Meeting, 31,913,698 shares of the Company's Common Stock, par value $0.01, were issued and outstanding. No shares of the Company's preferred stock, par value
$0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 24, 2001. Stockholders may not cumulate votes in the election of directors.

         The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. The inspector of election appointed for the meeting will separately tabulate all affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

         If a quorum is present, the two nominees who receive the greatest number of votes properly cast will be elected as Class II Directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors.

         Proposals other than for the election of directors shall be approved by the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.
Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Proxies

         If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Two described in this Proxy Statement, and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 100 William Street, 7th Floor, New York, New York 10038, a notice of revocation or another signed
Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.







Solicitation

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy
Card and any additional solicitation materials furnished to the stockholders.
Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices no later than January 4, 2002 in order that they may be included in the Proxy
Statement and Proxy Card relating to that meeting. Proposals should be sent to Multex.com, Inc., 100 William Street, 7th Floor, New York, NY 10038, Attention:
Corporate Secretary. In addition, any proposal for consideration at the 2002
Annual Meeting submitted by a stockholder outside of the processes of Rule 14a-8 will be considered untimely unless it is received by the Secretary of the Company at its principal executive offices by March 20, 2002. The proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

                                       2







                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

         The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of six persons and two vacancies caused by the resignations of Class I directors James M. Tousignant in September 2000 and George F. Adam, Jr. in
January 2001. Pursuant to the Company's Amended and Restated Certificate of
Incorporation and the Company's Amended and Restated Bylaws, each vacancy may be filled at any meeting of the Board by the vote of a majority of the members of the Board serving at the time of such meeting, and each director so chosen shall hold office for the remainder of Mr. Tousignant's or Mr. Adam's full term (as the case may be), each ending upon the 2003 Annual Meeting of Stockholders, and until each such director's successor shall be duly elected and qualified. Class
II currently consists of two directors, whose term of office expires at the Annual Meeting. The directors elected to Class II at the Annual Meeting will each serve for a term of three years, expiring at the 2004 Annual Meeting of Stockholders or until each of their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of six persons, with Class I consisting of one director, Class II consisting of two directors and the Class
III consisting of three directors.

         The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees named below.

Nominees for Term Ending Upon the 2004 Annual Meeting of Stockholders (Class II)

         Lennert J. Leader, 46, has served as a director of Multex.com since
December 1998. Mr. Leader is President of AOL Time Warner Ventures. Mr. Leader is also a member of the board of directors of iVillage, Inc., an Internet community company. Mr. Leader served as Senior Vice President, Chief Financial
Officer and Treasurer of America Online, Inc. from September 1989 until July
1998 and was Chief Accounting Officer from October 1993 until July 1998. Prior to joining America Online, Mr. Leader was Vice President, Finance, of Legent
Corporation, a computer software and services company, from March 1989 to September 1989. He also served as Chief Financial Officer of Morino, Inc., a computer software and services company, from 1986 to March 1989 and as Morino, Inc.'s Director of Finance from 1984 to 1986. Prior to joining Morino, Inc. in
1984, he was an audit manager at Price Waterhouse. AOL Time Warner Inc., which is an affiliate of AOL Time Warner Ventures, is a significant stockholder of Multex.com.

         Devin N. Wenig, 34, has served as a director of Multex.com since
February 2000. Mr. Wenig is Managing Director, Global Marketing at Reuters
Information, which is an affiliate of Reuters Limited and Reuters America Inc., which is a significant stockholder of Multex.com. Reuters Limited and Multex.com operate Multex Investor Europe and Multex Investor Japan as joint ventures. Mr.
Wenig is also Chairman of the board of directors of Nastech Pharmaceutical
Company Inc., a biotech pharmaceutical company. Mr. Wenig has been serving from 1994 through the present in various management positions at Reuters America, including most recently as Executive Vice President, Marketing. Prior to joining
Reuters, Mr. Wenig practiced law at the New York firm of Cravath, Swaine & Moore from 1991 to 1994.

                                       3







Continuing Directors for Term Ending Upon the 2002 Annual Meeting of
Stockholders (Class III)

         Homi M. Byramji, 48, has served as a Senior Vice President and a director of Multex.com and President of Market Guide Inc. since September 1999.
Prior to joining Multex.com, Mr. Byramji had been the President and Chief
Executive Officer of Market Guide since 1992.

         Isaak Karaev, 54, co-founded Multex.com in April 1993 and has served as Chief Executive Officer and a director of Multex.com since that time. In addition, Mr. Karaev served as Chairman of the Board of Directors from Multex.com's inception to October 1996 and has served as Chairman of the Board of Directors since April 1998. Before founding Multex.com, Mr. Karaev was the
Senior Vice President for Advanced Systems Development in the Brokerage Services
Information Group of ADP from 1989 to April 1993.

         John Tugwell, 60, has served as a director of Multex.com since July
1999. Since October 1997, Mr. Tugwell has provided consulting services on strategic and financial issues to family-owned and middle market companies in the metropolitan New York region. From April 1996 to April 1997, Mr. Tugwell served as President and Chief Executive Officer of Fleet Bank N.A. after its acquisition of NatWest Bancorp Inc. in 1996. Prior to this acquisition, Mr.
Tugwell served as President and Chief Executive Officer of NatWest Bancorp, a
400-branch financial services company.

Continuing Director for Term Ending Upon the 2003 Annual Meeting of Stockholders
(Class I)

         I. Robert Greene, 41, has served as a director of Multex.com since July
1996. He is currently a Managing Partner at Flatiron Partners. From January 1999 through June 1999, Mr. Greene was a General Partner of Chase Capital Partners
(now known as JPMP Master Fund Manager, L.P.), a global private equity organization. From August 1994 to December 1998, he was a Principal with Chase
Capital Partners. From 1988 to July 1994, Mr. Greene was an Associate, a
Director and a Principal of Prudential Equity Investors. JPMP is an affiliate of J.P. Morgan Partners (SBIC), LLC, which is a significant stockholder of Multex.com.

Board Committees and Meetings

         The Board of Directors held six meetings and acted by unanimous written consent on three occasions during the fiscal year ended December 31, 2000 (the
"2000 Fiscal Year"). The Board of Directors has an Audit Committee, a
Compensation Committee and an Executive Committee. With the exception of Mr.
Wenig, each director attended, in person or by telephone, 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year.

         The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our auditors and our accounting practices. The members of the Audit Committee are Messrs. Leader, Tugwell and Greene. The Audit Committee held three meetings during the 2000 Fiscal Year.

         The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of our senior officers and provides recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also administers our various incentive compensation, stock and benefit plans. The members of the Compensation Committee are Messrs. Greene and Tugwell. The Compensation Committee held two meetings during the 2000 Fiscal Year.

         The Executive Committee of the Board of Directors meets periodically with management to advise upon and approve the details of the execution of strategy decided at Board meetings, and to consider strategic developments that may arise between the regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Greene, Karaev and Tugwell. The Executive
Committee held no meetings during the 2000 Fiscal Year.

                                       4







Director Compensation

         We currently do not compensate directors for attending meetings of the Board of Directors or committee meetings of the Board of Directors, but we do reimburse non-employee directors for their reasonable travel expenses incurred in connection with attending these meetings.

         Under the Automatic Option Grant Program of the 1999 Stock Incentive
Plan, and subject to the last sentence of this paragraph, each individual who served as a non-employee member of the Board of Directors on the date the underwriting agreement entered into in connection with our initial public offering was executed and who was not previously in our employ received at that time an option to purchase 12,000 shares of Common Stock with an exercise price equal to $14.00 per share. Each individual who first joined the Board of Directors after the completion of our initial public offering as a non-employee member of the Board of Directors also received an option grant for 12,000 shares of Common Stock at the time of his commencement of service on the Board of Directors, provided such individual had not otherwise been in our prior employ.
In addition, at each annual meeting of stockholders, each individual who is to continue to serve as a non-employee member of the Board of Directors will receive an option to purchase 3,750 shares of Common Stock, whether or not such individual has been in our prior employ. However, any non-employee member of the Board of Directors who, directly or indirectly, is a 5% or greater stockholder or is affiliated with or a representative of a 5% or greater stockholder will not be eligible to receive any options under the Automatic Option Grant Program.

Stockholder Approval

         Directors shall be elected by the affirmative vote of a plurality of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable
Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

         The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

                                       5







                                  PROPOSAL TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Ernst & Young LLP to serve as independent public accountants for the Company during the fiscal year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst &
Young LLP. Ernst & Young LLP has served as the Company's independent public accountants since its initial public offering and is considered by management to be well qualified.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company by Ernst & Young LLP for Services Rendered during the
2000 Fiscal Year

         Audit Fees

         Ernst & Young's fees for the fiscal year 2000 annual audit were approximately $292,000.

         Financial Information Systems Design and Implementation Fees

         The Company paid no financial information systems design and implementation fees to Ernst & Young LLP during the fiscal year ended December
31, 2000.

         All Other Fees

         All other fees were approximately $495,000, including audit related services of approximately $212,000 and non-audit related services, primarily tax related, of approximately $283,000. Audit related services generally include fees for mergers and acquisitions advisory services, accounting consultations and employee benefit plan audit services.

         We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee of the Board of Directors has considered whether the provision of the services covered by the category "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

Recommendation of the Board of Directors

         The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2001.

                                       6







                                  OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed
Proxy Card to vote the shares they represent as such persons deem advisable.
Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

                                       7







                             OWNERSHIP OF SECURITIES

         The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 30, 2001, by:

          o each person or group of affiliated persons whom we know to beneficially own five percent or more of our common stock;

          o    each of our directors and nominees for director;

          o    each of our executive officers named in the Summary Compensation
               Table of the Executive Compensation and Other Information section of this Proxy Statement; and

          o    each of our directors and executive officers as a group.

         The following table gives effect to the shares of common stock issuable within 60 days of March 30, 2001 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 31,884,422 shares of common stock outstanding at March 30, 2001. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned. Unless otherwise indicated, the address for those listed below is c/o Multex.com, Inc., 100 William Street, 7th Floor, New York, New York 10038.


                                                                   Number of Shares       Percentage of Common
Name and Address                                                 Beneficially Owned         Stock Outstanding
----------------------------------------------------------       ------------------       ---------------------
5% Stockholders
Putnam Investments, LLC(1)................................             3,163,611                    9.9%

RS Investment Management Co. LLC(2).......................             2,484,600                    7.8%

J.P. Morgan Partners (SBIC)(3)............................             1,991,617                    6.2%

Munder Capital Management(4)..............................             1,972,400                    6.2%

Reuters Group PLC(5)......................................             1,944,445                    6.1%

Scudder Kemper Investments, Inc.(6).......................             1,912,400                    6.0%

Directors and Executive Officers
Isaak Karaev(7).........................................               1,561,991                    4.8%
Gregg B. Amonette(8)......................................               155,484                     *
John J. McGovern(9).......................................                95,535                     *
John J. Mahoney(10).......................................               303,750                     *
Christopher Feeney(11)....................................                62,500                     *
Homi M. Byramji(12).......................................               559,045                    1.7%
Mikhail Akselrod(13)......................................                74,401                     *
D. Brooks Gibbins(14).....................................                45,488                     *
I. Robert Greene(15)......................................                67,314                     *
Lennert J. Leader(16).....................................               400,000                    1.3%
Devin N. Wenig(17)........................................             1,944,445                    6.1%
John Tugwell(18)..........................................                16,250                     *

Directors and Executive Officers as a group (12 persons) (19)          5,286,203                   15.9%


----------------------------------
*    Less than 1%.

(1) Based on the amended Schedule 13G filed with the Securities and Exchange Commission on March 12, 2001 for the year ended December 31, 2000 by Putnam Investments, LLC ("PI"), on behalf of itself and: Marsh & McLennan Companies, Inc. ("M&MC"); Putnam Investment Management, LLC ("PIM"); The Putnam Advisory Company, LLC ("PAC"); and Putnam OTC & Emerging Growth Fund ("POTC"). The address for PI, PIM, PAC and POTC is One Post Office Square, Boston, Massachusetts 02109. The address for MMC is 1166 Avenue of the Americas, New York, New York 10036.

     PI, which is a wholly-owned subsidiary of M&MC, wholly owns two registered investment advisers: PIM, which is the investment adviser to the Putnam family of mutual funds, and PAC, which is the investment adviser to Putnam's institutional clients. The subsidiaries share dispository power with PI over 2,796,149 shares of common stock (the "PIM Shares") and 367,462 shares of common stock (the "PAC Shares"), respectively, as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund. PAC and PI share voting power with the trustees over 250,400 of the PAC Shares held by the institutional clients. POTC, a fund controlled by PIM, holds 850,100 shares of the PIM Shares. M&MC and PI disclaim beneficial ownership of the PIM Shares and PAC Shares and have no power to vote or dispose of, or direct the voting or disposition of, the PIM Shares and PAC Shares.

(2) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001 for the year ended December 31, 2000 by RS Investment Management Co. LLC ("RS LLC"), RS Investment Management, Inc. ("RS Inc.") and RS Emerging Growth Fund ("RS Fund"). The address for RS LLC, RS Inc., and RS Fund is 388 Market Street, San Francisco, California 94111. RS LLC has shared voting and investment power of 2,484,600 shares of common stock, RS Inc. has shared voting and investment power of 1,618,000 shares of common stock and RS Fund has shared voting and investment power of 1,561,400 shares of common stock. None of RS LLC, RS Inc. or RS Fund has sole voting or investment power over any shares of common stock.

(3) Based on the amended Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001 for the year ended December 31, 2000 by J.P. Morgan Partners (SBIC) (formerly known as Chase Venture Capital Associates, L.L.C.) ("JPMP (SIBC)"). The address for JPMP (SIBC) is 1221 Avenue of the Americas, New York, New York 10020.

(4) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 for the year ended December 31, 2000 by Munder Capital Management ("Munder"). The address for Munder is Munder Capital Center, 480 Pierce Street, Suite 300, P.O Box 3043, Birmingham, Michigan 48012-3043. Munder has sole voting power of 1,944,900 shares of common stock and sole investment power of 1,972,400 shares of common stock.

(5) Based on the Schedule 13G filed with the Securities and Exchange Commission on September 21, 2000 for the year ended December 31, 1999 by Reuters Group PLC, for and on behalf of itself, Reuters Investments Limited, Reuters Holdings Limited, Reuters Limited, Reuters Group Overseas Holdings (UK) Limited, Reuters Overseas Holdings BV, Reuters International Holdings Sarl, Reuters America Holdings Inc. and Reuters America Inc. (together with Reuters Group PLC, the "Reuters Entities"). The address for Reuters America Inc. and Reuters America Holdings Inc. is 1700 Broadway, 4th Floor, New York, New York 10019. The address for Reuters Group PLC, Reuters Investments Limited, Reuters Holdings Limited, Reuters Limited and Reuters Group Overseas Holdings (UK) Limited is 85 Fleet Street, London EC4P 4AJ, England. Reuters International Holdings Sarl is located at 153 route de Thonon, 1245 Collonge-Bellerive, Geneva, Switzerland. Reuters Overseas Holdings BV is located at Drentestraat 11, 1083 HK Amsterdam, The Netherlands.

     Reuters America Inc. is a wholly-owned subsidiary of Reuters America Holdings Inc., which is a wholly-owned subsidiary of Reuters International Holdings Sarl which is a wholly-owned subsidiary of Reuters Overseas Holdings BV, which is a wholly-owned subsidiary of Reuters Group Overseas Holdings (UK) Limited, which is a wholly-owned subsidiary of Reuters Limited, which is a wholly-owned subsidiary of Reuters Holdings Limited, which is a wholly-owned subsidiary of Reuters Investments Limited which is a wholly-owned subsidiary of Reuters Group PLC. The Reuters Entities each have shared voting and investment power of 1,944,445 shares of common stock and no sole voting or investment power.

(6) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 for the year ended December 31, 2000 by Scudder Kemper Investments, Inc. ("Scudder"). The address for Scudder is 345 Park Avenue, New York, New York 10154. Scudder has sole voting power of 1,193,700 shares of common stock, shared voting power of 49,700 shares of common stock, sole investment power of 1,912,400 shares of common stock, and no shared investment power.

(7) Includes 675,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(8) Includes 154,375 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(9) Includes 87,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(10) Includes 127,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(11) Includes 62,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(12) Includes 16,125 shares of common stock owned by members of Mr. Byramji's immediate family and 125,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(13) Includes 49,250 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(14) Includes 43,125 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(15) Includes 670 shares of common stock owned by Mr. Greene's wife. Also includes 30,232 shares of common stock held by Flatiron Fund 1998/99, LLC, of which Mr. Greene is a managing member. Mr. Greene disclaims beneficial ownership of the Flatiron shares except to the extent of his pecuniary interest therein, if any. Also includes 15,750 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(16) Consists of 400,000 shares of common stock held by AOL Time Warner Inc. Mr. Leader serves as the president of an affiliate of AOL Time Warner Inc., AOL Time Warner Ventures. In this capacity, Mr. Leader may be deemed to be a beneficial owner of these shares. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any.

(17) Consists of 1,944,445 shares of common stock held by Reuters America Inc. Mr. Wenig serves as Managing Director, Global Marketing of Reuters Information, an affiliate of Reuters America Inc. In this capacity, Mr. Wenig may be deemed to be a beneficial owner of these shares. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any.

(18) Includes 15,750 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(19) Includes 1,355,750 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

         The executive officers of the Company, and their ages and positions as of April 30, 2001 are as follows:


Name                                           Age     Position with the Company
------------------------------------------- ---------- -----------------------------------------------
Isaak Karaev..............................     54      Chief Executive Officer and President
Gregg B. Amonette.........................     48      Executive Vice President, Global Business Units
John J. McGovern..........................     45      Chief Financial Officer
John J. Mahoney...........................     41      Chief Technology Officer
Christopher Feeney........................     45      Chief Operating Officer
Homi M. Byramji...........................     48      Senior Vice President, Market Guide
Mikhail Akselrod..........................     45      Senior Vice President, Product Development
D. Brooks Gibbins.........................     28      Senior Vice President, Global Sales



Information Concerning Executive Officers Who Are Not Directors

         Gregg B. Amonette has served as Multex.com's Executive Vice President, Global Business Units since January 2001, and also served as Senior Vice President, Global Sales from June 1999 until January 2001, as Senior Vice President Sales and Marketing between December 1998 and June 1999, and as Multex.com's Vice President, Sales and Marketing from August 1996 to December 1998. From January 1995 to July 1996, Mr. Amonette was Vice President and General Manager of Micrognosis, Inc., a division of CSK Software, Inc. and a provider of bank and brokerage trading-room software and technology. From 1984 to December 1994, Mr. Amonette served in various capacities in the Brokerage Services Information Group of ADP, including most recently as Vice President of Retail Sales.

         John J. McGovern has served as Multex.com's Chief Financial Officer since November 1999. Prior to joining Multex, Mr. McGovern had served in senior financial and executive positions for over twenty years, including most recently as President and Chief Executive Officer of Northsound Music Group from July 1997 until November 1999. From January 1996 to July 1997 he was Managing Director of JJM Group LLC, and Chief Executive Officer of Axel Electronics/Sigma Power from 1990 to 1995. He also served more than ten years at Merrill Lynch & Co. and was a Senior Vice President of Merrill Lynch Interfunding and Director of ML Capital Markets.

         John J. Mahoney has served as Multex.com's Chief Technology Officer since September 2000, and previously served as Senior Vice President, Product Management from December 1998 until September 2000, and also served as Multex.com's Vice President, Product Development from August 1994 to December 1998. Prior to joining Multex.com, Mr. Mahoney was Vice President of Workstation Products in the Brokerage Services Information Group of ADP from 1987 to March 1993.

         Christopher Feeney has served as Multex.com's Chief Operating Officer since April 2000. Prior to joining Multex.com, Mr. Feeney was Managing Director, Information Technology of Banc of America Securities LLC from September 1997 until joining Multex.com in April 2000. From March 1989 until September 1997, Mr. Feeney served in various capacities at ADP, including most recently as Vice President of Account Management.

         Mikhail Akselrod has served as Multex.com's Senior Vice President, Product Development since August 1999. He also served as Multex.com's Vice President, Operations from April 1997 to August 1999. Mr. Akselrod joined Multex.com in April 1993.

         D. Brooks Gibbins has served as Multex.com's Senior Vice President, Global Sales since January of 2001, and has also served Multex.com in other capacities, including Managing Director of overseas operations and Director of International Sales, since joining the Company in December 1997. Prior to joining Multex, Mr. Gibbins was an Associate in Price Waterhouse LLP's Technology Consulting Group from October 1995 until November 1997.

Summary of Cash and Certain Other Compensation

         The following table sets forth all compensation earned by the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company whose salary and bonus for the 2000 Fiscal Year was in excess of $100,000. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2000 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                           Summary Compensation Table


                                                         Annual Compensation (1)        Long-Term Compensation Awards
                                                         -----------------------     ---------------------------------
                                                                                                            Securities
                                                                                         Restricted         Underlying
          Name and Principal Position             Year      Salary($)    Bonus($)      Stock Awards($)       Options(#)
------------------------------------------------- ----      ---------    --------      ---------------      ----------
Isaak Karaev......................................2000       250,000           --          599,989            200,000
Chief Executive Officer and President             1999       200,000      250,000               --                 --
                                                  1998       200,000           --               --                 --
Gregg B. Amonette.................................2000       187,307      150,000          155,992                 --
Executive Vice President, Global Business Units   1999       163,462      228,000               --            100,000
                                                  1998       130,000       90,000               --             67,500
John J. McGovern (2)..............................2000       187,308      190,000          113,997             20,000
Chief Financial Officer                           1999        20,077           --               --            200,000
                                                  1998            --           --               --                 --
John J.  Mahoney..................................2000       187,308           --          239,996                 --
Chief Technology Officer                          1999       153,077      100,000               --            100,000
                                                  1998       126,730       75,000               --             17,500
Christopher Feeney (3)............................2000       130,769      150,000          179,997            250,000
Chief Operating Officer                           1999            --           --               --                 --
                                                  1998            --           --               --                 --
Homi M. Byramji (4)...............................2000       200,000           --          239,996                 --
Senior Vice President, Market Guide               1999       200,000           --               --            150,000
                                                  1998            --           --               --                 --

----------------------------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in that column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer above is less than 10% of the total annual salary and bonus of that Named Executive Officer.

(2) Mr. McGovern joined Multex.com and assumed the position of Chief Financial Officer on November 16, 1999.

(3) Mr. Feeney joined Multex.com and assumed the position of Chief Operating Officer on May 1, 2000.

(4) Mr. Byramji joined Multex.com following the acquisition of Market Guide Inc. on September 23, 1999 and became Senior Vice President and Director.

Stock Options and Stock Appreciation Rights

         The following table sets forth information regarding options granted to the Named Executive Officers during the 2000 Fiscal Year. We have never granted any stock appreciation rights.


                                                                    Individual Grants(1)
                                      ------------------------------------------------------------------------------------
                                       Number of      Percent of
                                      Securities     Total Options                           Potential Realizable Value at
                                      Underlying      Granted to     Exercise                   Assumed Annual Rates of
                                        Options      Employees In   Price Per    Expiration   Stock Price Appreciation for
Name                                  Granted(#)        2000(2)      Share($)       Date          Option Term($)(3)
-------------------------------       ----------     ------------   ---------    ----------  -----------------------------
                                                                                                  5%            10%
                                                                                              ----------    -----------
Isaak Karaev..................          200,000           4.0%        $31.50       01/12/10   $3,962,036    $10,040,578

Gregg B.  Amonette ...........               --           0.0%           N/A            N/A          N/A            N/A

John J. McGovern .............           20,000           0.4%        $17.50       05/19/10     $220,113       $557,810

John J.  Mahoney .............               --           0.0%           N/A            N/A          N/A            N/A

Christopher Feeney............          250,000           5.0%        $17.50       05/19/10   $2,751,414     $6,972,623

Homi M. Byramji ..............               --           0.0%           N/A            N/A          N/A            N/A

------------------------
(1) The options granted to Messrs. Karaev and McGovern were granted pursuant to our 1999 Stock Incentive Plan. The options granted to Mr. Feeney were granted pursuant to a separate compensation arrangement. The options shown in this table become exercisable at a rate of 25% annually over four years from the date of grant.

(2) In the 2000 Fiscal Year, we granted options to employees to purchase an aggregate of 4,985,026 shares of Common Stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent an estimate or projection of our future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises In The Year Ended December 31, 2000 And Fiscal Year-End Option Values

         The following table sets forth information concerning options to purchase Common Stock exercised by the Named Executive Officers during the 2000 Fiscal Year and the number and value of unexercised options held by each of the executive officers at December 31, 2000.


                                                              Number of Securities
                                 Shares                      Underlying Unexercised      Value of Unexercised In-The-
                               Acquired on       Value     Options at December 31, 2000     Money Options at December
Name                            Exercise(#)    Realized($)             (#)                      31, 2000($)(1)
---------------------          ------------    ----------- ----------------------------   ---------------------------
                                                            Exercisable   Unexercisable   Exercisable   Unexercisable
                                                            -----------   -------------   -----------   -------------
Isaak Karaev.........                  --             --      625,000          200,000    $6,825,000              $0
Gregg Amonette.......              25,000       $506,251       98,124           96,251       470,469         415,939
John J. McGovern ....                  --             --       87,500          132,500            --              --
John J.  Mahoney.....                  --             --       68,124           68,126       169,844         169,844
Christopher Feeney...                  --             --           --          250,000            --              --
Homi M. Byramji .....              12,500       $371,188      125,000           75,000       386,563              --

------------------
(1) The last reported sale price of Multex.com's Common Stock on The Nasdaq Stock Market on December 31, 2000 was $13.25 per share.

Employment Contracts and Non-Competition Agreements

         None of our executive officers have an employment agreement, although all of our executive officers have entered into agreements that contain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting these officers from competing with Multex.com during their employment with us and for a period of nine months after termination of their employment with us.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors consists of Messrs. Greene and Tugwell, neither of whom has been an officer or employee of Multex.com at any time since our inception. No executive officer of Multex.com serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Prior to the formation of the Compensation Committee, the Board of Directors as a whole made decisions relating to the compensation of our executive officers.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors is composed entirely of independent outside directors. It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals.

         The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

         General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary. The Compensation Committee believes that the Company should provide officers with strong financial incentives towards the achievement of corporate and personal performance goals.

         Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in comparable companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual. Each executive officer's base salary is adjusted each year on the basis of (i) management's recommendations to the Compensation Committee regarding the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability are also factors in determining the base salaries of executive officers.

         Annual Incentives. The annual incentive bonus for the Chief Executive Officer for fiscal year 2000 was based on the actual financial performance of the Company in comparison to the Company's business plan, with emphasis given to progress towards profitability. Multex achieved profitability for the first time in its history in the third quarter and recognition for this achievement is reflected in Mr. Karaev's 2000 incentive compensation. Bonuses for other executive officers are based on similar factors, as well as on individual performance targets. Based on the Company's performance for the 2000 Fiscal Year, cash and/or restricted stock bonuses were awarded to the executive officers named in the Summary Compensation Table in the indicated amounts.

         Long Term Incentives. In general, stock option grants and/or grants of restricted stock are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Generally, each option becomes exercisable in a series of installments over a 4-year period, contingent upon the officer's continued employment with the Company. However, certain options granted to executive officers become exercisable based on achievement of targets relating to revenue growth and progress toward profitability. In all cases, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. Grants of restricted stock generally vest in four installments over two years.

         The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the need to retain skilled and qualified individuals in its executive management team, as well as the number of unvested options held by each individual executive officer, in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO Compensation. In setting the total compensation payable to the Company's Chief Executive Officer for the 2000 Fiscal Year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similar companies, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

         The Compensation Committee adjusted Isaak Karaev's base salary for the 2000 Fiscal Year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. Karaev's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

         The remaining components of Mr. Karaev's 2000 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Mr. Karaev was eligible for a cash bonus for the 2000 Fiscal Year conditioned on the Company's attainment of certain goals with additional consideration to be given to individual business plan objectives. A $600,000 bonus was paid to him for the 2000 Fiscal Year because the Company attained its business plan objectives. Mr. Karaev elected to receive such bonus in the form of restricted stock.

         Mr. Karaev was awarded options to purchase 200,000 shares of common stock at the beginning of the 2000 fiscal year.

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the 2001 Fiscal Year will exceed that limit. The Company's 1999 Stock Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

         It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Submitted by the Compensation Committee of the Company's Board of
         Directors:

         I. Robert Greene
         John Tugwell

April 30, 2001

                             STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Russell 2000 Index and a composite of the following peer group companies: EDGAR Online, Inc., Factset Research Systems Inc., Hoover's, Inc., MarketWatch.com, Inc., OneSource Information Services, Inc., Primark Corporation, Reuters Group PLC (American Depositary Receipts) and TheStreet.com, Inc.

                        [TOTAL STOCKHOLDER RETURN CHART]




Notes:

(1) The graph covers the period from March 17, 1999, the commencement date of the Company's initial public offering of shares of its Common Stock, to December 31, 2000.

(2) The graph assumes that $100 was invested in the Company on March 17, 1999, in the Company's Common Stock and in each index or composite, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors oversees the Company's financial reporting process. The Company's management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Each of the members of the Audit Committee is "independent," as defined under the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company's Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, which were received from Ernst & Young LLP.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held three meetings during fiscal year 2000.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

         Submitted by the Audit Committee of the Company's Board of Directors:

         John Tugwell, Audit Committee Chairman
         I. Robert Greene, Audit Committee Member
         Lennert J. Leader, Audit Committee Member

April 30, 2001

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reuters Agreements

         Reuters Limited ("Reuters") entered into agreements with Multex.com governing three significant new business relationships between the parties during 2000. The parties also continued to work together under agreements governing four existing business relationships. Further, Reuters and Multex.com entered into an agreement governing one additional significant business relationship during the first quarter of 2001. These agreements and the underlying business relationships are each described briefly below.

         During 2000, Multex.com and Reuters continued their longstanding business relationship pursuant to which Multex.com provides its MultexNET and MultexNET-On-Demand products to Reuters customers via certain Reuters products. Under the terms of the governing agreement, which terms remained unchanged in 2000, Multex.com and Reuters share the revenues generated from sales of these products, with Multex.com receiving between 50% and 75% of the revenues generated. Multex.com and Reuters also continued to work together in the distribution of certain Multex.com products through Factiva, which is a joint venture between Reuters and Dow Jones. Under the terms of the governing agreement, Multex received 25% of the revenues from sales of the Multex.com products. However, during 2000, the governing agreement was amended such that Multex.com now receives 75% of the revenues from sales of the Multex.com products. Multex.com also continued its work on the development of research portals for Reuters' Instinet institutional and retail brokerage customers, and began hosting those sites during 2000. The three-year agreements governing these relationships provide for payment to Multex.com of development and hosting fees. In the first quarter of 2001, Reuters decided to terminate the Instinet retail brokerage site. Multex.com and Reuters agreed on a buy-out of the remaining contract term. The institutional site continues to be hosted by Multex.com. Also during 2000, Reuters continued to license fundamental financial data from Multex.com's Market Guide subsidiary. Under the terms of the five-year agreement governing that relationship, which comes up for renewal in July 2001, Reuters pays Multex.com a monthly license fee.

         In February 2000, Reuters and Multex.com entered into a joint venture agreement to operate Multex Investor Europe. In December 2000, Reuters and Multex.com entered into a joint venture agreement to operate Multex Investor Japan. These joint ventures are intended to extend Multex.com's Multex Investor products and services into the European and Asian markets, and are the exclusive vehicles for such products and services in certain countries in those regions. Both of these joint ventures include the performance of services, sales of products, and licensing of intellectual property by each of the parties to the joint venture. In the case of the Multex Investor Europe joint venture, Reuters also agreed to license certain intellectual property and provide certain products to Multex.com for its use outside the context of the joint venture. Multex.com and Reuters are equal partners in each of these joint ventures and will share equally in any net revenues generated from them. In each case, Reuters' contribution to the equity of the joint venture consisted mainly of cash, and Multex.com's contribution consisted mainly of services and royalty-free licenses of intellectual property rights. Each party is being paid for certain services, licenses, and products provided to the joint ventures, with the majority of such paid services, licenses, and products being provided by Multex.com. The joint ventures are each jointly governed and operated, though each is an independent legal entity.

         Also during 2000, Multex.com and Reuters' entered into an agreement pursuant to which Multex.com developed and now hosts a fixed income destination website for Reuters and its institutional clients. Multex.com receives ongoing development and hosting fees pursuant to the parties' agreement.

         During the first quarter of 2001, Multex.com and Reuters entered into an agreement whereby Multex.com will provide its new Global Earnings Estimates products and services, together with certain global fundamental data, to Reuters for distribution to Reuters' clients via certain of Reuters' institutional products and services. Under the terms of the governing agreement, Reuters paid a setup fee and will pay a monthly royalty throughout the term, which is initially for two years, but which may renew automatically for successive one-year renewal terms.

         We believe that the terms of the agreements with Reuters governing these eight business relationships are no less favorable than the terms we would have otherwise negotiated with an unaffiliated third party. Reuters and its affiliates (not including Multex Investor Europe or Multex Investor Japan) paid Multex.com an aggregate of approximately $4,000,000 in 2000. In addition, Multex Investor Europe paid Multex.com an aggregate of approximately $2,000,000. Mr.

Herbert Skeete, who became a director of Multex.com in March 1999 and resigned in February 2000, and Mr. Devin Wenig, who became a director of Multex.com in February 2000, are both officers of Reuters.

America Online Agreements

         In March 1998, Multex.com entered into an agreement with America
Online Inc., a predecessor to AOL Time Warner, Inc. and one of our significant stockholders. Through this relationship with America Online, we secured a position as an exclusive anchor tenant for brokerage research on the America Online Personal Finance channel, giving us continuous and permanent placement on the channel, as well as a programming presence on other screens within the America Online service, with links from those locations back to Multex Investor. America Online has the right to cancel this "exclusive" tenancy if we do not remain one of the top three providers of commingled investment and brokerage research, or if it determines that our content is not commensurate with that of a top three provider. The agreement expired in February 2001 and America Online exercised its renewal right. In consideration of the anchor tenant position, we paid America Online a carriage fee of $100,000 in 1998 and under the revised agreement, we are obliged to pay an aggregate carriage fee of $1.8 million in eight equal installments, which began in February 1999 and ended in February 2001. Payment of a prorated carriage fee will continue through February 2002.

         In addition, Multex.com, through its Sage Online subsidiary, pays AOL Time Warner approximately $500,000 per year in carriage fees relating to America Online's distribution of Sage Online content.

         In addition to the agreements described above, Multex.com provides AOL Time Warner with fundamental data and other content through its Market Guide subsidiary. AOL Time Warner paid approximately $700,000 in 2000 for Market Guide products.

         We believe that the terms of the agreements with AOL Time Warner are no less favorable than the terms we would have otherwise negotiated with an unaffiliated third party.

         Mr. Lennert J. Leader, who is one of our directors, is the President of AOL Time Warner Ventures, an affiliate of AOL Time Warner Inc.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based upon a review of (i) the copies of Section 16(a) reports which Multex.com has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the fiscal year ended December 31, 2000, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the fiscal year ended December 31, 2000, Multex.com believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of greater than ten percent of its Common Stock, except for the following: Mr. Byramji and Mr. James M. Tousignant each filed one late report regarding the exercise of one and three options, respectively, to purchase Common Stock; Mr. Greene and Mr. Tugwell filed one and two late reports, respectively, regarding three and two purchases, respectively, of Common Stock; and Mr. Amonette filed two late reports regarding six sales of Common Stock.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the 2000 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                    FORM 10-K

         The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 2, 2001. Stockholders may obtain a copy of this report, without charge, by writing to John J. McGovern, Chief Financial Officer, at the Company's principal executive offices located at 100 William Street, 7th Floor, New York, New York 10038.

                                             By Order of the Board of Directors

                                             CURTIS CARMACK
                                             General Counsel and Secretary

Dated: April 30, 2001

                                   APPENDIX A

                                MULTEX.COM, INC.

                             AUDIT COMMITTEE CHARTER

Organization

         There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee of the Board of Directors shall be comprised of three or more directors who are independent of Multex.com, Inc. (the "Company") and its management. All Audit Committee members must be financially literate and at least one member must have accounting or related financial management expertise. The Board of Directors shall appoint the members of the Audit Committee for one-year terms at its annual meeting.

         Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independent judgment. A member will not be considered independent if, among other things, he or she has: (i) been employed by the Company or its affiliates in the current or past three years; (ii) accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation); (iii) an immediate family member who is, or who has been in the past three years, employed by the Company or its affiliates as an executive officer; (iv) been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

Statement of Policy

         The Audit Committee shall (i) assist the Board of Directors in fulfilling its responsibility to provide the public with conservative and accurate financial reporting in compliance with Securities and Exchange Commission and other regulatory requirements; (ii) support management's efforts to enhance the quality and integrity of the Company's internal control structure; and (iii) work to provide effective communication between the Board of Directors and the Company's independent public accountants.

Frequency of Meetings

         The Audit Committee will meet at least four times each year, or more frequently as deemed necessary to perform its required duties. The Audit Committee may ask members of management or others to attend Audit Committee meetings and to provide pertinent information as necessary.

Responsibilities

         The Audit Committee shall be responsible for reviewing the Company's:
(i) financial reporting functions and the preparation of financial information that will be provided to the shareholders and others, (ii) external and internal audit processes, and (iii) systems of internal control and compliance. It shall be the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

Duties of the Audit Committee

         In carrying out its responsibilities, the Audit Committee will:

         Financial Reporting and Related Financial Information

         Review the quarterly financial statements and related Management's Discussion and Analysis ("MD&A") with the Company's management and its independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

         Review with management and the independent auditors the financial statements, auditor's opinion and MD&A contained in the annual report to shareholders prior to the filing of the Form 10-K (or prior to the press release of annual results, if possible). The Audit Committee shall ensure that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to shareholders.

         Review with management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors.

         Review with management and the independent auditors their judgments about the quality (not merely the acceptability) of accounting principles and financial disclosure practices used or proposed to be used. The Audit Committee shall evaluate the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

         Prepare a report for inclusion in the Company's proxy statement relating to its annual meeting of shareholders that describes the Audit Committee's composition and responsibilities, and how they were discharged.

         External and Internal Audit Processes

         Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         Make recommendations to the Board of Directors regarding the independent auditors to be selected to audit the financial statements of the Company.

         Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the representatives of the shareholders. The Board of Directors and the Audit Committee shall have the ultimate authority to engage, evaluate and, if appropriate, terminate the services of the independent auditors.

         Meet with the independent auditors and financial management of the Company to review and approve the scope of the proposed audit and timely quarterly reviews for the current year, the procedures to be utilized and the independent auditor's compensation (including fees for non-audit services).

         Review, at the conclusion of the annual audit and quarterly reviews, the independent auditors' summary of significant accounting, auditing and internal control issues identified, along with recommendations and management's corrective action plans. Such review should also address any significant changes to the original audit plan and any serious disputes with management during the audit or review. Management shall notify the Audit Committee when it seeks a second opinion on a significant accounting issue.

         On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1: Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

         Review and approve management's appointment, termination or replacement of the Company's internal audit director.

         Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in such meeting are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

         Internal Control and Compliance

         Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee shall elicit recommendations for the improvement of such internal controls and identify particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         Review at least annually with management the process for monitoring adherence to the Company's corporate compliance program, including any significant compliance findings.

         Review reports received from regulators and other legal and regulatory matters that may have a material effect on the Company's financial statements or related Company compliance policies.

         Reporting by the Audit Committee and Other Matters

         Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

         Minutes of all meeting will be maintained and approved by the Audit Committee. The Chairman of the Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or discuss the matters addressed at each Audit Committee meeting with, the Board of Directors.

         Review accounting and financial human resources and succession planning within the Company.

         Investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have the power to retain outside counsel when appropriate.

         This Audit Committee Charter shall be submitted annually to the full Board of Directors for review and approval.

                                                                      APPENDIX I

                                MULTEX.COM, INC.

                                      PROXY

                  Annual Meeting of Stockholders, June 13, 2001

         This Proxy is Solicited on Behalf of the Board of Directors of
                                Multex.com, Inc.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 13, 2001 and the Proxy Statement and appoints Isaak Karaev, Chief Executive Officer, and Curtis Carmack, General Counsel and Secretary, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Multex.com, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 100 William Street, 7th Floor, New York, New York 10038 on Wednesday, June 13, 2000 at 10:00 a.m. New York City time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.



     1. To elect two Class II directors to serve for a three-year term ending in the year 2004 or until each of their successors are duly elected and qualified;

          Lennert J. Leader       [ ] FOR both nominees listed at left      [ ] WITHHOLD AUTHORITY TO VOTE for both
          Devin N. Wenig              (except as written below to the           nominees listed at left
                                       contrary)

                                      _____________________________________  Instruction: To withhold authority to vote for an individual nominee, write the
                                                                             nominee's name in the space provided at left.

    2.    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN         To ratify the appointment
          of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001.

    3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

          The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF the listed proposal. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the directors listed above and IN FAVOR OF the listed proposal.

          Please print the name(s)
          appearing on each share
          certificate(s) over which
          you have voting authority: ___________________________________________
                                            (Print name(s) on certificate)

          Please sign your name:__________________________ Date:________________
                                (Authorized Signature(s))